Exhibit 99.1

GIGCAPITAL INC.

BALANCE SHEET

	As of December 12, 2017	Pro Forma Adjustments	Pro Forma As Adjusted
		(unaudited)	(unaudited)
ASSETS
Current assets
Cash	$2,348,323	$—	$2,348,323
Restricted cash	71,640	(71,640)	—

Total current assets	2,419,963	(71,640)	2,348,323
Cash held in Trust Account	125,000,000	18,750,000	143,750,000

TOTAL ASSETS	$127,419,963	$18,678,360	$146,098,323

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$359,286	$—	$359,286
Accrued liabilities	77,000	—	77,000
Other current liabilities	71,640	(71,640)	—
Promissory note to related party	50,536	—	50,536

Total current liabilities	558,462	(71,640)	486,822

Commitments
Common stock subject to possible redemption, 12,483,740 shares and 14,367,496 shares as adjusted at a redemption value of $10.00 per share	121,861,495	18,750,000	140,611,495

Stockholders’ equity
Preferred stock, par value of $0.0001 per share; 1,000,000 shares authorized; none issued or outstanding	—	—	—
Common stock, par value of $0.0001 per share; 100,000,000 shares authorized; 4,099,510 shares and 4,099,510 shares as adjusted issued and outstanding	410	—	410
Additional paid-in capital	5,082,190	—	5,082,190
Accumulated deficit	(82,594)	—	(82,594)

Total stockholders’ equity	5,000,006	—	5,000,006

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$127,419,963	$18,678,360	$146,098,323